UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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Nuveen New York Dividend Advantage Municipal Fund 2 (NXK)

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FOR IMMEDIATE RELEASE ATTN: BUSINESS/FINANCIAL EDITORS
MEDIA CONTACT:
KATHLEEN CARDOZA
312-917-7813
KATHLEEN.CARDOZA@NUVEEN.COM
NUVEEN CLOSED-END FUND PROPOSALS RECEIVE SUPPORT OF LEADING PROXY ADVISORY SERVICE
Fund Shareholders Recommended to Vote in Favor of Proposed Investment Policy Changes to Several State Municipal Bond Funds by Institutional Shareholder Services Inc.
CHICAGO, May 1, 2009 — Nuveen Investments, a leading global provider of investment services to institutions and high-net-worth investors, today announced that Institutional Shareholder Services Inc. (ISS) has recommended that shareholders vote in favor of proposed investment policy changes for Nuveen’s New York State closed-end municipal bond funds. ISS is widely recognized as the leading independent proxy advisory firm in the nation. Its recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.
ISS recommends the funds’ shareholders vote in favor of the proposed changes at the funds’ annual shareholder’s meeting on Wednesday, May 6, 2009. The closed-end funds holding the shareholder meeting and vote include:

Nuveen New York Dividend Advantage Municipal Fund	(NAN)
Nuveen New York Dividend Advantage Municipal Fund 2	(NXK)
Nuveen New York Investment Quality Municipal Fund, Inc.	(NQN)
Nuveen New York Municipal Value Fund, Inc.	(NNY)
Nuveen New York Performance Plus Municipal Fund, Inc.	(NNP)
Nuveen New York Quality Income Municipal Fund, Inc.	(NUN)
Nuveen New York Select Quality Municipal Fund, Inc.	(NVN)
Nuveen Insured New York Dividend Advantage Municipal Fund	(NKO)
Nuveen Insured New York Premium Income Municipal Fund, Inc.	(NNF)
Nuveen Insured New York Tax-Free Advantage Municipal Fund	(NRK)

The affected funds’ Board of Trustees/Directors has recommended that shareholders vote in favor of implementing the new investment policies in order to help provide the funds’ management:
•	Enhanced ability to meet investment objectives while maintaining the quality orientation of funds’ investment portfolio.

•	Increased flexibility in diversifying portfolio risks and managing duration to help sustain and build net asset value.

•	Improved secondary market competitiveness that may lead to a higher relative market price and/or stronger premium/discount performance.
Investors who have not mailed in their proxy and wish to vote via the Internet may download their fund’s proxy statement and vote their proxy online. To vote over the internet, investors should go to www.proxyweb.com if they received their proxy materials directly from Nuveen. Investors who received their proxy material from their Financial Advisor should go to www.proxyvote.com. In both cases, investors should enter the control number provided with their Notice of Annual/Special Meeting of Shareholders, and follow the proxy voting instructions. Additionally, shareholders who wish to vote by telephone, should call the toll-free number located on their proxy card and follow the recorded instructions, using their proxy card as a guide.
For more information on these proposals and other Nuveen closed-end funds, please visit www.nuveen.com/cef.
Nuveen Investments provides high quality investment services designed to help secure the long-term goals of institutions and high net worth investors as well as the consultants and financial advisors who serve them. Nuveen Investments markets its growing range of specialized investment solutions under the high-quality brands of HydePark, NWQ, Nuveen, Santa Barbara, Symphony, Tradewinds and Winslow Capital. In total, the Company managed $119 billion of assets on December 31, 2008. For more information, please visit the Nuveen Investments website at www.nuveen.com.
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